Exhibit 10.8

_____________, 2013

MedWorth Acquisition Corp.

999 Brickell Avenue, Suite 800

Miami, FL 33131

Gentlemen:

MedWorth Acquisition Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its common stock, par value $.0001 per share (“Common Stock”), under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned hereby commits to purchase an aggregate of _________ shares the “Sponsor Shares”) of the Corporation’s Common Stock at a price of $8.00 per share. For each Sponsor Share purchased by the undersigned, the undersigned shall receive one-half (1/2) of an additional share of Common Stock (the “Founder Shares”) from one of the officers or directors of the Corporation at no additional cost to the undersigned. The undersigned will be required to purchase an even number of Sponsor Shares.

On or prior to the date the Corporation commences its “road shows” with respect to the IPO, the undersigned will cause the purchase price for the Sponsor Shares to be delivered to Broad and Cassel (“B&C”), counsel for the Corporation, by wire transfer as set forth in the instructions attached as Exhibit A to hold in [an interest bearing][a non-interest bearing] account until the Corporation consummates the IPO, together with an originally executed Form W-9. The Corporation shall provide the undersigned with not less than three (3) business days’ notice of the date upon which it is expected to commence its road shows, and thus the date the purchase price for the Sponsor Shares is due and payable.

The purchase and issuance of the Founder Shares and Sponsor Shares shall occur just prior to the consummation of the IPO. Just prior to the consummation of the IPO, B&C shall [(i)] deposit $8.00 per Sponsor Share, without interest or deduction, into the trust fund established by the Corporation for the benefit of the Corporation’s public stockholders (“Trust Account”) as described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”), [and (ii) deliver all interest earned on the purchase price for the Sponsor Shares to the [undersigned][Corporation]]. If the Corporation does not complete the IPO within three (3) months from the date it commences its road shows with respect to the IPO, at the request of the undersigned, such purchase price [(plus interest earned thereon)][less interest earned thereon] will be returned to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that B&C is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Sponsor Shares and B&C’s sole obligation under this letter agreement is to act with respect to holding and disbursing the purchase price for the Sponsor Shares as described above. B&C shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless B&C has acted in a manner constituting gross negligence or willful misconduct. The Corporation shall indemnify B&C against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. B&C may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

1

The Founder Shares and Sponsor Shares will be identical to the shares of Common Stock to be sold by the Corporation in the IPO, except that:

•	the undersigned agrees to vote the Founder Shares and Sponsor Shares in favor of any proposed Business Combination;

•	the Founder Shares will be placed in escrow, subject to the terms of an escrow agreement reasonably acceptable to the undersigned, the Founder Shares will not be released until six months after the completion of a Business Combination with respect to 50% of the Founder Shares and until one year after the completion of a Business Combination with respect to the remaining 50% of the Founder Shares (subject to certain exceptions).

•	The Founder Shares may only be transferred while in escrow, and the Sponsor Shares may only be transferred until 30 days after the completion of the proposed Business Combination: (i) amongst the initial purchasers of the Founder Shares or Sponsors Shares, as the case may be, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) with the Company’s prior written consent, by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities; (vi) by private sales at prices no greater than $8.00 per share or (vii) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vii)) where the transferee agrees to the terms of the escrow agreement;

•	the Founder Shares and Sponsor Shares will be subject to customary registration rights, which shall be described in the Registration Statement;

•	the undersigned will waive and not participate in any liquidation distribution with respect to the Founder Shares or Sponsor Shares (but will participate in liquidation distributions with respect to any additional shares purchased by the undersigned in the IPO or in the open market) if the Corporation fails to consummate a Business Combination, provided, however, that in the event there shall be funds held outside of the Trust Account remaining after payment of all fees and expenses, such excess shall be distributed to the holders of the Founder Shares, pro rata; and

2

•	the Founder Shares and Sponsor Shares will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned further acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Founder Shares or Sponsor Shares are required to contribute back to the capital of the Corporation a portion of any such securities to be cancelled by the Corporation, the undersigned will contribute back to the capital of the Corporation a proportionate number of Founder Shares or Sponsor Shares, as applicable, pro rata with the other holders of Founder Shares or Sponsor Shares, as applicable.

The Corporation agrees that it shall not provide the undersigned with any material non-public information regarding the Corporation following the time that the Corporation has completed an IPO, or any issuer with which the Corporation is contemplating entering into a Business Combination, in each case, without first obtaining the approval of the undersigned.

The undersigned acknowledges and agrees that he/she/it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	he/she/it has been advised that the Founder Shares and Sponsor Shares have not been registered under the Securities Act;

(b)	he/she/it has a pre-existing relationship with one of the officers of directors of the Corporation and became aware of the offering of the Founder Shares and Sponsor Shares as a result of such relationship and not as a result of any information about the Corporation that might be available on the internet or through other third parties;

(c)	he/she/it is acquiring the Founder Shares and Sponsor Shares for his/her/its account for investment purposes only;

(d)	he/she/it has no present intention of selling or otherwise disposing of the Founder Shares and Sponsor Shares in violation of the securities laws of the United States;

(e)	he/she/it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(f)	he/she/it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

3

(g)	he/she/it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(h)	in connection with making a decision whether to purchase the Founder Shares and Sponsor Shares, he/she/it has reviewed only the written information provided to he/she/it directly by the officers and directors of the Corporation and has not reviewed or relied on any information about the Corporation provided by other third parties or any information that might be available on the internet regarding the Corporation;

(i)	he/she/it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(j)	that this letter constitutes the undersigned’s legal, valid and binding obligation, and is enforceable against the undersigned.

Very truly yours,

By:
Name:
Title:
Social Security Number
Or FEIN:

ACCEPTED AND AGREED:

MedWorth Acquisition Corp.

By:
Name:
Title:

Broad and Cassel
(solely with respect to its obligations to hold and disburse monies for the Sponsor Shares)

By:
Name:
Title:

4

Exhibit A

5